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  STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/22/1999
  991028249 -  2946346

                           CERTIFICATE OF OWNERSHIP
                                   MERGING
                               YOU BET.COM INC.
                                    INTO
                          YOU BET INTERNATIONAL, INC.


     You Bet International, Inc., a corporation incorporated on the 13th day of November, 1995 pursuant to the provisions of the General Corporation Law of the State of Delaware;

     DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of YOU BET.COM INC., a corporation incorporated on the 24th day of December 1998, pursuant to the provisions of the Delaware General Corporation Law and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 19th day of January, 1999, determined to and did merge into itself said YOU BET.COM INC. which resolution is in the following words to wit:

     WHEREAS this corporation lawfully owns 100% of the outstanding stock of YOU BET.COM, INC. a corporation organized and existing under the laws of Delaware, and

     WHEREAS this corporation desires to merge into itself YOU BET.COM INC., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

     NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself YOU BET.COM INC. and assumes all of its liabilities and obligations, and

     FURTHER RESOLVED, that each officer of this corporation be and hereby is directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge YOU BET.COM INC. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

     FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

     FURTHER RESOLVED, that the name of the surviving corporation will be amended to YOUBET.COM, INC.


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     IN WITNESS WHEREOF, said You Bet International, Inc. has caused this certificate to be signed by Gary N. Jacobs, an authorized officer this 19th day of January 1999



                                      Be  /s/ Gary N. Jacobs
                                         ----------------------------
                                                Gary N. Jacobs
                                                Secretary